PH06/166999.1
Exhibit 10.4

                            AMENDMENT


     THIS AMENDMENT, dated as of November 12, 1998, is between Players International, Inc. (together with its successors or assigns, the "Company") and Howard A. Goldberg ("Executive").

                      W I T N E S S E T H:

     WHEREAS, the Company and Executive are parties to an Agreement dated as of October 1, 1996 (the "Agreement"), and the
Company and Executive now wish to amend the Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and Executive agree as follows:

     1. Paragraph 2(b) is amended in its entirety to read as follows:

               (b) The Term of Employment shall commence on the date hereof and shall, unless sooner terminated as provided in Paragraph 9 or unless extended by the Company in its sole discretion, terminate on the close of business on September 30, 1999; provided that if a Change in Control of the Company occurs during the term of this Agreement, the Term of Employment shall automatically continue in effect for a period of 24 months beyond the month in which such Change in Control occurs.

     2. The introductory clause of Paragraph 9(d) (ending with the word "employment" in line 5 thereof) is amended in its entirety to read as follows:

               (d) Termination Upon a Change in Control. In the event (A) a Termination Upon a Change in Control occurs within 24 months following the month in which the Change in Control occurs, (B) Executive is terminated within six months prior to a Change in Control, by the Company without Cause (which shall not include a termination pursuant to Paragraph 9(a)) or by Executive in the event of a Constructive Termination Without Cause, or (C) Executive is terminated within six months prior to a Change in Control as a result of expiration of this Agreement, Executive shall be entitled to receive (taking into account any benefits provided under subparagraph (c)), promptly following the later of his termination of employment or the Change in Control:..."

     3. Paragraph 9(d) is amended by adding a sentence to the end to read as follows:

          This Paragraph 9(d) shall survive any termination of this Agreement other than a termination of this Agreement by reason of Executive's termination of employment for Cause.

     4. In all respects not amended, the Agreement is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                              PLAYERS INTERNATIONAL, INC.


                              _________________________________
                              Chairman, Compensation Committee



                              _________________________________
                              Howard A. Goldberg